Exhibit 10.27

GENERAL RELEASE and SEPARATION AGREEMENT

        This General Release and Separation Agreement ("General Release"), is made and entered into this 23 day of February 2002, by and between Scott S. Meyers ("you" or "your"), a resident of the state of Minnesota, and Alliant Techsystems Inc., a Delaware corporation with its principal place of business in Edina, Minnesota, and its predecessor companies, affiliates, subsidiaries, and related entities (collectively "ATK" or the "Company").

        You and ATK have agreed that your employment will conclude as provided in this General Release. In connection with the termination of your employment and subject to this General Release, ATK has agreed to provide you with certain payments and other benefits to which you would not be entitled absent your execution of this General Release. Further, you and ATK desire to settle any and all disputes related directly or indirectly to your hiring by ATK, your employment with ATK, and/or the termination of your employment with ATK, in accordance with the terms and conditions set forth in this General Release.

        Therefore, in consideration of the mutual covenants and agreements set forth in this General Release, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both you and ATK, you and ATK agree as follows:

        1.    Assignment and Termination of Employment:    On April 1, 2002 you will be placed on Assignment reporting to Eric Rangen to provide services as requested. ATK will employ you in that Assignment through January 31, 2003, unless you Resign from your position prior to that date.    If you accept employment with a third party prior to January 31, 2003, other than board of director activities for another company, volunteer services to a non-profit, or consulting work which is approved by Mr. Rangen, you will be deemed to have resigned from ATK ("Resign"). Except as otherwise provided in this General Release, or as set forth in the applicable employee benefit plan, all of your privileges as an ATK employee will end as of the close of business on the "Termination Date," which will be the earlier of January 31, 2003, or the date you Resign.

        You will tender your resignation as a member of the Board of Directors of ATK and as an officer/manager of the Company on March 31, 2002.

        2.    Compensation:    In connection with the termination of your employment with ATK, ATK will provide you the following payments and benefits in consideration for your execution and non-revocation of this General Release and your fulfillment of the other obligations set forth herein.

          a.    Continuation of Salary:    During your Assignment to Mr. Rangen, ATK will pay to you a monthly base salary of $31,250.    ATK will make these payments to you only on the conditions that you have signed this General Release, have not exercised your right to revoke this General Release (as described more fully in Paragraph (12) below), and have fulfilled the other obligations set forth in this General Release. You will not be entitled to any severance payment or benefit under any ATK severance plan at the end of your employment with ATK.

          b.    Withholdings:    ATK will withhold required deductions from your salary and any lump sum payments including deductions for applicable state and federal taxes, social security, all other standard deductions, and/or any specific deductions applicable to you. The state tax withholdings will be for the state of Minnesota for the entire period of your continued employment. Your salary will be considered "Earnings" or "Recognized Compensation" for purposes of any of ATK's qualified or non-qualified employee benefit plans. Similarly, to the extent you are a participant in the 401(k) or Employee Stock Purchase Plans, deductions will be taken from these payments as long as you are a participant.

          c.    Outplacement Service:    In lieu of outplacement service you will be paid a lump sum of $30,000. Withholdings will be taken in accordance with section 2(b) above. This payment will not be considered "Earnings" or "Recognized Compensation" for purposes of any of ATK's qualified or non-qualified employee benefit plans. This payment will be delivered either (1) March 31, 2002, or (2) after the Consideration Period and Right to Rescind period have expired pursuant to section 11 and 12 of this Agreement, whichever occurs later.

          d.    Executive Perquisite Account:    Your participation in the Executive Perquisite Account plan and Executive Financial Planning benefits shall end on March 31, 2002. The Executive Life Insurance Plan in which you are currently covered will be continued at its current amount and under its current terms through your Termination Date. ATK will not maintain it in effect thereafter. At your prior request the policy will be transferred to you on your Termination Date but any cash surrender value remaining on the Termination Date will not be transferred to you.

          e.    Executive Incentive Plan.    You will be eligible to receive an Executive Incentive Plan (EIP) payment for Fiscal Year 2002. Such payment will be based on the performance criteria already agreed upon between you and ATK prior to the beginning of such Fiscal Year and actual corporate performance. This amount will be paid in a single lump sum payment in cash (or deferral) at the same time as all other EIP participants receive payment. This amount will be considered "Earnings" or Recognized Compensation" for purposes of ATK's qualified or non-qualified employee benefit plans. You will not be a participant in the ATK Executive Incentive Plan for the fiscal year beginning April 1, 2002 or thereafter.

          f.    Stock Options:    Any stock options will vest in accordance with the terms of your Non-qualified Stock Option Agreement(s) until your Termination Date, at which time all non-vested stock options shall be forfeited.

          g.    Restricted Stock:    Your restricted stock grant will vest on January 31, 2003, in accordance with the terms of your Restricted Stock Agreement. If you Resign before January 31, 2003 all unvested restricted stock shall be forfeited.

          h.    Performance Share Incentive Stock:    Any performance shares that have been granted to you will be prorated as of January 31, 2003 in accordance with the terms of your Performance Share Agreement(s). If you Resign before January 31, 2003 performance shares will be forfeited.

          i.    Income Security Plan:    After March 31, 2002, you will not be eligible for benefits under the Amendment and Restatement of Alliant Techsystems Inc. Income Security Plan.

          j.    Accrued but Unused Vacation:    You agree to take all of your accrued and unused vacation prior to your Termination Date so that there is no vacation balance remaining at your Termination Date.

          k.    Employee Benefit Plans:    As a full time regular employee, you and your family will be eligible during your Assignment for health insurance coverage under ATK's group plan and to benefits under all other ATK employee benefit plans according to the terms and conditions of such plans. Your rights to benefits under these ATK employee benefit plans are not conditioned on your execution of this General Release.

        3.    Inclusive of Income and All Other Benefits:    Except as provided in Paragraph 2 above, you acknowledge and agree that you have received all other compensation and benefits due and owing from ATK and that you have no further claim to any compensation or employee benefits from ATK. You acknowledge and agree that you are not entitled to the salary payments described above unless you sign this General Release, forego your right to revoke your agreement to this General Release, and fulfill the other obligations specified herein. You acknowledge and agree that ATK has offered you the payments and terms set forth above solely as consideration for your execution and non-rescission of this General Release and your fulfillment of the other obligations set forth herein.

        4.    Your Death:    In the event of your death prior to January 31, 2003, ATK will pay to your estate all amounts that would have been due you under paragraphs 2(a) and 2(c), above had you remained employed through January 31, 2003, on the condition that you have signed this General Release, have not exercised your right to revoke this General Release, and have fulfilled the other obligations set forth herein. The balance of your rights in the event of your death will be governed by the applicable plans.

        5.    Unemployment Compensation Benefits:    ATK agrees not to challenge your entitlement to unemployment compensation benefits after your Termination Date as provided by law, should you elect to seek such benefits.

        6.    Attorneys' Fees and Expenses:    You agree that you are responsible for payment of all of your own attorneys' fees and expenses incurred in conjunction with the review of this General Release and the resolution of any and all claims you may have against ATK.

        7.    Confidential Information:    You acknowledge and agree that in the course of your employment with ATK, you have had access to confidential, proprietary and/or trade secret information relating to the business affairs of ATK. You agree that you will maintain the complete confidentiality of ATK's confidential, proprietary and/or trade secret information. You agree that at no time following the execution of this General Release will you disclose or otherwise make available to any person, company and/or other entity, ATK's confidential, proprietary and/or trade secret information. This General Release shall not limit any confidentiality obligations you have under any other ATK confidentiality agreement or applicable federal or state law.

        8.    Return of ATK Property:    You agree that prior to your Termination Date, you will return all property owned by ATK which is in your possession including, but not limited to, any ATK credit card (or credit card for which ATK is the guarantor), computer, telephone, pager, fax machine, or printer. Further, you agree to repay to ATK the amount of any permanent or temporary advances previously made to you by ATK which remain outstanding and any balance owing on any credit cards or any monies due and owing ATK or for which ATK is a guarantor.    You must obtain prior approval from Mr. Rangen for all expenses you incur.

        9.    Full Compromise:    You understand and agree that the payment and acceptance of the consideration described in Paragraph 2 above, is in full, final, and complete compromise, settlement, and satisfaction of any and all claims relating directly or indirectly to: your hiring by ATK; your employment by and/or association with ATK; the termination of your employment with ATK; and/or, any claims you could have asserted in any litigation of any kind against ATK and the other Released Parties, as the term "Released Parties" is defined in Paragraph 10 below.

        10.    General Release:    You, for and on behalf of yourself and your heirs, administrators, executors, successors and assigns, agree to, and hereby do, release, acquit, and forever discharge ATK and its subsidiaries, affiliates and related companies, and the current and former directors, officers, executives, managers, members, agents, attorneys, servants, insurers, independent contractors and employees of ATK and all its related entities (the "Released Parties"), from any and all claims, whether direct or indirect, fixed or contingent, known or unknown, which you ever had, have, or may claim to have, for, upon, or by reason of any matter, act, action, inaction, decision, event or thing prior to the date you execute this General Release.

        You understand and agree that by executing this General Release, you are giving up any and all manner of actions or causes of action, suits, debts, claims, complaints, or demands of any kind whatsoever, in law or in equity, including, but not limited to, the following:

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  any cause of action or claim relating to your hiring by ATK;

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  any cause of action or claim relating to your employment by or association with ATK;

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  any cause of action or claim relating to your separation or employment termination from ATK;

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  any cause of action or claim relating to conduct, including action or inaction, by any of the Released Parties;

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  any cause of action or claim relating to any statements by any of the Released Parties; and,

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  any cause of action or claim that could have been asserted in any litigation or other dispute resolution process, regardless of forum (judicial, arbitral, or other), against any of the Released Parties.

        This General Release specifically encompasses, but is not limited to, claims that could be brought pursuant to the following statutes:

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  Minnesota Human Rights, Minn. Stat. § 363.01, et seq., or any other similar state statute applicable in your state of residence;

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  Minn. Stat. Chap. 181;

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  Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., as amended by the Older Workers Benefit Protection Act;

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  Americans With Disabilities Act, 42 U.S.C. §§ 12101-12213;

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  Employee Retirement Income Security Act (ERISA), 29 U.S.C. § 1001, et seq.;

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  Fair Labor Standards Act, 29 U.S.C. § 201, et seq.;

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  Family and Medical Leave Act, 29 U.S.C. § 2601, et seq.;

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  National Labor Relations Act, 29 U.S.C. § 151, et seq.,

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  Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.;

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  Rehabilitation Act, 29 U.S.C. § 701, et seq.;

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  Title VII, 42 U.S.C. § 2000(e), et seq., as amended by the Civil Rights Act of 1991;

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  Worker Adjustment Retraining and Notification Act, 29 U.S.C. § 2101, et seq.; and/or,

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  any other federal or state statute that affords employees protections of any kind whatsoever.

        You acknowledge that this General Release encompasses damages of any kind that could be awarded in conjunction with these or any other statutory claims including, without limitation, any compensatory damages (including all forms of back-pay or front-pay), attorneys' fees, liquidated damages, punitive damages, treble damages, emotional distress damages, pain and suffering damages, consequential damages, incidental damages, statutory fines or penalties, and/or costs or disbursements.

        This General Release also specifically encompasses any and all claims grounded in contract or tort theories including, but not limited to:

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  assault;

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  battery;

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  breach of contract;

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  breach of employee handbooks, manuals or other policies;

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  breach of express or implied promises;

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  breach of fiduciary duty;

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  breach of the implied covenant of good faith and fair dealing;

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  defamation, including libel and slander, discharge defamation and self-defamation;

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  equitable estoppel;

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  false imprisonment;

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  fraud;

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  intentional or negligent infliction of emotional distress;

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  intentional or negligent misrepresentation;

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  interference with contractual relations;

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  interference with prospective contractual relations;

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  invasion of privacy;

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  negligence;

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  negligent hiring, retention or supervision;

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  promissory estoppel;

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  tortious interference with contractual relations;

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  whistleblower claims;

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  wrongful discharge;

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  wrongful discharge in violation of public policy; and/or,

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  any other contract or tort theory based on either intentional or negligent conduct of any kind.

        This General Release includes all damages that could be awarded in connection with these or any other common law claims, including any compensatory damages (including back-pay or front-pay), emotional distress damages, damages for pain and suffering, consequential damages, incidental damages, attorneys' fees, liquidated damages, treble damages, punitive damages, costs or disbursements.

        Notwithstanding the foregoing, this General Release does not release any rights you would otherwise have by agreement or by statute to indemnification for claims made against you by third parties as a result of your acts or omissions or alleged acts or omissions taken by you in the scope of your employment by ATK.

        11.    Consideration Period:    The offer set forth in this General Release is open for your consideration for a period of twenty-one (21) days from February 23, 2002. During this time period, you should seek legal counsel to advise you of your rights and to assist you to assess the benefits of this General Release. You also may use this time to evaluate independently whether you wish to execute this General Release. Changes to this General Release, whether material or immaterial, will not restart this consideration period. Further, you are not required to take the entire 21-day period to decide whether you wish to execute the General Release. You may decide to sign the General Release on an accelerated basis without prejudice to your own or ATK's rights under this General Release.

        12.    Right to Rescind:    You have the right to rescind your General Release to release your potential claims, if any, under the Minnesota Human Rights Act, Minn. Stat. § 363.01, et seq., for a period of fifteen (15) days after you sign this General Release. You also have the right to rescind your General Release to release your potential claims, if any, under the federal Age Discrimination in Employment Act, 29 U.S.C. § 621, et seq., for a period of seven (7) days after you sign this General Release. The 15-day period and the 7-day period of the two statutes will run concurrently, not consecutively.

        If you elect to revoke your General Release to release your claims under the Minnesota Human Rights Act and/or the Age Discrimination in Employment Act, your rescission must be in writing and hand-delivered or mailed to the person listed below. If your revocation is hand-delivered, it must be provided to ATK within the relevant time periods set forth above; if your revocation is mailed, it must be received by ATK within the relevant time periods set forth above. If mailed, your rescission must be sent by certified mail, return receipt requested and addressed as follows:

  Robert Gustafson
  V.P. Human Resources
  Alliant Techsystems Inc.
  5050 Lincoln Drive
  Edina, MN 55436

        In the event that you revoke your General Release to release your claims under the Minnesota Human Rights Act and/or the Age Discrimination in Employment Act within the different, respective time periods that apply to each of these statutes (as described above), ATK, in its sole discretion, will have the right to declare this entire General Release null and void. If ATK elects to declare this General Release null and void, your termination will be immediate, and ATK will be relieved of any obligations to make any payments to you or provide you any other benefits, as described in Paragraph 2 above. If, however, ATK does not elect to void this General Release, notwithstanding your revocation of your release of your claims under either the Minnesota Human Rights Act or the Age Discrimination in Employment Act, or both, ATK will make the payments and provide the benefits set forth in Paragraph 2 above. ATK will make its determination regarding whether to void this General Release within twenty (20) days after receipt of a valid rescission.

        13.    Effective Date:    This General Release will not become effective until sixteen (16) days after you sign it and return it to the person named above, and then it will only become effective if you have not rescinded your release of your claims under the Minnesota Human Rights Act and/or the Age Discrimination in Employment Act, as described in Paragraph 12 above.

        14.    Release of You:    ATK, on behalf of itself and its subsidiaries, affiliates and related companies, and the current and former directors and officers of ATK, releases you from all claims, known or unknown, that they may individually or collectively have or claim to have against you by reason of any act, matter, inaction, decision, event or thing prior to the date ATK executes this General Release.

        15.    Effect of Breach:    In the event that you breach any provision of this General Release, ATK will have no further obligations to you under Paragraph 2 of this General Release. You agree that in the event you breach this General Release, ATK will be entitled to repayment of all monies paid to you under such section, together with the attorneys' fees and costs incurred to collect these monies and/or to seek injunctive relief. Notwithstanding the provisions of this Paragraph, ATK acknowledges that if you elect to challenge the validity of this General Release on the grounds that it violates the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, you will not be obligated to return the consideration provided to you under this General Release as a prerequisite to suit. You understand, however, that if you do not prevail in your action challenging the validity of this General Release, ATK will be entitled to seek from you the repayment of any compensation and the value of any benefits provided to you pursuant to this General Release.

        16.    No Adequate Remedy:    You agree that it is impossible to measure in monetary terms all of the damages that will accrue to ATK by reason of your breach of your obligations under this General Release. Therefore, if ATK finds it necessary, in its sole discretion, to institute any action or proceeding to enforce the provisions of this General Release, you hereby waive the defense that ATK has an adequate remedy at law, and you shall not raise in any such action or proceeding the defense that ATK has an adequate remedy at law. If ATK prevails in any such suit or proceeding, you agree that ATK will be entitled to recover its reasonable attorneys' fees and costs.

General Provisions

        17.    Securities Laws Compliance and Reporting.    You will cease to be an "Executive Officer" of ATK after March 31, 2002. You will, however, continue to have certain obligations and remain subject to certain restrictions under federal and state securities laws, and the ATK Securities Law Compliance

Program and Procedure. You remain subject to the prohibition against (a) purchasing or selling ATK stock and derivative securities so long as you possess any material undisclosed information about ATK; and (b) disclosing such information to any third party. You also remain subject for short-swing trading liability to the Company.

        18.    No Admission of Fault or Liability:    You and ATK agree that this General Release is not intended to, and does not, constitute an admission of liability or fault on the part of either you or ATK. This General Release does not constitute an admission by ATK that any of its actions or inactions were (or are) unjustified, unwarranted, discriminatory, wrongful or in violation of any federal or state statute, or local law or ordinance. You understand that ATK denies any liability to you on behalf of either itself or any of the Released Parties (as that term is defined in the General Release set forth in Paragraph 10 above). You agree and acknowledge that this General Release shall not be interpreted to render either party to be a prevailing party for any purpose, including, but not limited to, an award of attorneys' fees under any statute or otherwise.

        19.    Enforceable Contract/Severability:    You and ATK agree that this General Release is an enforceable contract under the laws of the State of Minnesota. You and ATK further agree that to the extent that any part of this General Release is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of the General Release shall remain in full force and effect.

        20.    No Assignment:    You and ATK agree that this General Release is personal to you and may not be assigned by you to any other person or entity.

        21.    Entire General Release:    You and ATK agree that this General Release constitutes the entire General Release between you and ATK regarding the subject matter hereof, unless as otherwise explicitly stated herein. You and ATK agree that except for ATK's benefit plans, there are no promises, understandings, or undertakings outside of this General Release, except with respect to your continuing obligations not to reveal ATK's proprietary, confidential, and trade secret information, as well as your obligations to maintain the confidentiality of secret or top secret information. This General Release supercedes and replaces all prior or contemporaneous discussions, negotiations or General Releases, whether written or oral, except as set forth herein. Your rights to payments and/or benefits from ATK are specified exclusively and completely in this General Release. Any modification or addition to this General Release must be in writing, signed by an officer of ATK and you.

        22.    Governing Law:    You and ATK agree that this General Release shall be governed by, and interpreted in accordance with, the laws of the State of Minnesota.

        23.    Knowing and Voluntary General Release:    You affirm that you have entered into this General Release knowingly, freely and voluntarily. You further affirm that ATK recommended that you retain counsel to review this General Release and to provide you advice regarding your rights and responsibilities under this General Release. You acknowledge that you have had adequate time to consider the terms and conditions of this General Release and to decide whether you wished to execute this document. You affirm that the provisions of this General Release are understandable to you and that to the extent that you did not understand any section, paragraph, sentence, clause, term or word used in this General Release, you have taken appropriate steps to ensure that the portion of the document you did not understand was explained to you.

        IN WITNESS WHEREOF, the parties have executed this General Release by their signatures below.

Scott S. Meyers		Alliant Techsystems Inc.
/s/ SCOTT S. MEYERS		By:	/s/ ANN D. DAVIDSON
		Its:	Vice President and General Counsel
Dated:	March 1, 2002	Dated:	March 1, 2002